Independent Auditors ' Consent

We consent to the use in this Amendment No. 2 to the Registration Statement of MAG Silver Corp. on Form 20-F of our report dated February 7, 2003, related to the financial statements of MAG Silver Corp. (formerly Mega Capital Investments Inc.) for the year ended December 31, 2002 , our report dated February 7, 2003 related to the financial statements of Minera Los Lagartos, S.A. de C.V. for the year ended December 31, 2002 and our report dated September 10, 2003, related to the consolidated financial statements of Lexington Capital Group Inc. as at June 30, 2003 and for the period from July 22, 2002 to June 30, 2003 , appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading s "Identity of Directors, Senior Management and Advisers" and " Experts " in such Registration Statement.

(Signed) Deloitte & Touche LLP

Vancouver, British Columbia

April 23 , 2004